SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 29, 2007

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (410) 581-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

On January 29, 2007, Avatech Solutions, Inc. (“Registrant”) entered into and closed on a private placement (“Offering”) pursuant to which the Registrant (i) sold an aggregate of 1,085,170 shares (“Shares”) of common stock and (ii) issued warrants (“Warrants”) to purchase, in the aggregate, 726,102 shares of common stock (“Warrant Shares”) to Garnett Y. Clark, Jr., Robert Post, George Davis, Sigma Opportunity Fund LLC (“Fund”), and Sigma Capital Advisors, LLC (“Advisors”). Messrs. Clark, Post and Davis serve on the Registrant’s Board of Directors. Thom Waye, the manager of Advisors, which is the Fund’s managing member, is also a member of the Registrant Board of Directors. The purchase price of the Shares was $1.5205 per share, for an aggregate purchase price of $1,650,000. Each Warrant entitles the holder thereof to purchase one Warrant Share, at any time until January 29, 2011, at an exercise price of $1.5205 per share. The Offering was effected pursuant to a Common Stock and Warrant Purchase Agreement among the parties, a copy of which is attached hereto as Exhibit 10.1 (“Agreement”).

The Agreement required the Registrant to pay a non-refundable sum to Advisors equal to $20,000 for its legal and due diligence expenses and to pay Advisors a monitoring and advisory fee comprised of $75,000 in cash and Warrants to purchase 75,000 Warrant Shares. These fees were paid or issued at the closing of the Offering. The Registrant is also required to pay all fees and expenses of any placement agents, finders and escrow agents in connection with the transactions contemplated by the Agreement. The Agreement also contains customary representations, warranties, covenants and other standard terms.

In connection with the Agreement, the parties entered into an Investor Rights Agreement (“Investor Rights Agreement”) that requires the Registrant, subject to certain limited exceptions, to file a registration statement (“Registration Statement”) with the Securities and Exchange Commission (“SEC”) and to take all other actions necessary to permit the sale by the above-named investors of the Shares and the Warrant Shares within 100 days of January 29, 2007 and to use its best efforts to cause the Registration Statement to be declared effective within five business days of the Registrant’s receipt of notice that the Registration Statement will not be reviewed or subject to further review. All fees and expenses associated with the Registration Statement will be borne by the Registrant. The Investor Rights Agreement also requires the Registrant to indemnify the investors for any losses arising out of any untrue or materially misleading statement made by the Registrant in the Registration Statement, and it requires the investors to indemnify the Registrant for any losses arising out of untrue or materially misleading statements provided to the Registrant by the investors for inclusion in the Registration Statement. The Investor Rights Agreement provides the investors with piggy-back registration rights that require the Registrant to include the Shares and Warrant Shares in any registration statement covering equity securities other than the Registration Statement (other than on a Form S-8 or S-4) that it files with the SEC at any time when the Registration Statement is not effective. Generally, the Registrant will be obligated to issue shares of its common stock to the Fund, as liquidated damages, equal to 2.5% of the amount of Shares that the Fund purchased in the Offering (or 24,662.95) for each month that any of the following events occurs and is not cured: (i) the Registrant fails to file the Registration Statement within 100 days of January 29, 2007 or use its best efforts to cause the Registration Statement to be declared effective as discussed above, (ii) the Registration Statement is in fact not declared effective within 100 days after January 29, 2007, (iii) the Registration Statement is declared effective but thereafter ceases to be effective prior to the date that all Shares and Warrant Shares have been resold by the investors or may be freely resold under Rule 144(k) of the Securities Act of 1933, as amended, (iv) trading in the Registrant’s common stock is suspended or the common stock is delisted from any securities exchange, quotation system, market or over-the-counter bulletin board, without being immediately listed on another trading medium, or (v) the investors’ rights to exercise the Warrants is suspended without their consent.

The form of Warrant and the Investor Rights Agreement are attached as exhibits to the Agreement.

The Shares and the Warrants were issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1 – Common Stock and Warrant Purchase Agreement dated January 29, 2007 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC.

Date: February 2, 2007	By:	/s/ Lawrence Rychlak
Lawrence Rychlak Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Common Stock and Warrant Purchase Agreement dated January 29, 2007 (filed herewith)